FORM OF
THIRD PARTY FEEDER FUND
AGREEMENT
AMONG
SMITH BARNEY INVESTMENT TRUST
CFBDS, INC.
AND
MASTER INVESTMENT PORTFOLIO

dated as of
October 13, 1999


TABLE OF CONTENTS


ARTICLE I.	REPRESENTATIONS AND WARRANTIES
	1.1	Trust
	1.2	MIP
	1.3	Distributor

ARTICLE II.	COVENANTS
	2.1	Trust
	2.2	MIP
	2.3	Reasonable Actions

ARTICLE III.	INDEMNIFICATION
	3.1	Trust
	3.2	Distributor
	3.3	MIP

ARTICLE IV.	ADDITIONAL AGREEMENTS
	4.1	Access to Information
	4.2	Confidentiality
	4.3	Obligations of Trust and MIP

ARTICLE V.	TERMINATION, AMENDMENT
	5.1	Termination
	5.2	Amendment

ARTICLE VI.	GENERAL PROVISIONS
	6.1	Expenses
	6.2	Headings
	6.3	Entire Agreement
	6.4	Successors
	6.5	Governing Law
	6.6	Counterparts
	6.7	Third Parties
	6.8	Notices
	6.9	Interpretation
	6.10	Operation of the Fund
	6.11	Relationship of Parties; No Joint Venture, Etc.

	6.12	Use of Name

Signatures
Schedule A
Schedule B

AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of the 13th day of October, 1999, by and among Smith Barney Investment Trust, a Massachusetts business trust (the "Trust"), for itself and on behalf of its series now existing or hereafter created as set forth on Schedule A, the Smith Barney U.S. 5000 Index Fund and the Smith Barney EAFE Index Fund (each, a Fund and collectively, the "Funds") CFBDS, Inc. (the "Distributor"), a Massachusetts corporation, and Master Investment Portfolio ("MIP"), a Delaware business trust, for itself and on behalf of its series set forth on Schedule B (each, a "Portfolio" and collectively, the "Portfolios").
WITNESSETH

WHEREAS, Trust and MIP are each registered under the Investment Company Act of 1940, as amended (the "1940 Act") as open-end management investment companies;
WHEREAS, each Fund and its corresponding Portfolio have the same investment objective and substantially the same investment policies;
WHEREAS, each Fund desires to invest on an ongoing basis all or substantially all of its investable assets (the "Assets") in exchange for shares of beneficial interest in the corresponding Portfolio (the "Investment") on the terms and conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I

REPRESENTATIONS AND WARRANTIES

1.1	Trust.  Trust represents and warrants to MIP
that:
(a)	Organization.  Trust is a business trust
duly organized, validly existing and in good standing
under the laws of The Commonwealth of Massachusetts,
and the Funds are duly and validly designated series
of Trust.  Trust and each Fund has the requisite power
and authority to own its property and conduct its
business as proposed to be conducted pursuant to this
Agreement.
(b)	Authorization of Agreement.  The execution
and delivery of this Agreement by Trust on behalf of
the Funds and the conduct of business contemplated
hereby have been duly authorized by all necessary
action on the part of Trust's Board of Trustees and no
other action or proceeding is necessary for the
execution and delivery of this Agreement by the Funds,
or the performance by the Funds of their obligations
hereunder.  This Agreement when executed and delivered
by Trust on behalf of the Funds shall constitute a
legal, valid and binding obligation of Trust,
enforceable against the Funds in accordance with its
terms, except as may be limited by or subject to any
bankruptcy, insolvency, reorganization, moratorium or
other similar law affecting the enforcement of
creditors rights generally and subject to general
principles of equity.  No meeting of, or consent by,
shareholders of the Funds is necessary to approve or
implement the Investments.
(c)	1940 Act Registration.  Trust is duly
registered under the 1940 Act as an open-end
management investment company, and such registration
is in full force and effect.
(d)	SEC Filings.  Trust has duly filed all
forms, reports, proxy statements and other documents
(collectively, the "SEC Filings") required to be filed
with the Securities and Exchange Commission (the
"SEC") under the Securities Act of 1933, as amended
(the "1933 Act"), the Securities Exchange Act of 1934
(the "1934 Act") and the 1940 Act, and the rules and
regulations thereunder (collectively, the "Securities
Laws"), in connection with the registration of the
Funds' shares, any meetings of its shareholders and
its registration as an investment company.  All SEC
Filings relating to the Funds were prepared to comply
in all material respects in accordance with the
requirements of the applicable Securities Laws and do
not, as of the date of this Agreement, contain any
untrue statement of a material fact or omit to state
any material fact required to be stated therein or
necessary in order to make the statements therein, in
light of the circumstances under which they were made,
not misleading, provided that Trust makes no
representation or warranty hereunder with respect to
information supplied or required to be supplied by by
MIP or any service provider of MIP for use in Trust's
SEC Filings, including but not limited to any written
information contained in MIP's current registration
statement relating to the Portfolios.
(e)	Fund Assets.  Each Fund currently intends
on an ongoing basis to invest its Assets solely in the
corresponding Portfolio, although it reserves the
right to invest Assets in other securities and other
assets and/or to redeem any or all units of the
corresponding Portfolio at any time without notice.
(f)	Registration Statement.  Trust has
reviewed MIP's and the Portfolios' most recent
registration statement on Form N-lA, as provided by
MIP and as filed with the SEC.
(g)	Insurance.  Trust has in force an errors
and omissions liability insurance policy insuring the
Funds against loss up to [$______] million for
negligence or wrongful acts.
1.2	MIP.  MIP represents and warrants to Trust that:
(a)	Organization.  MIP is a trust duly
organized, validly existing and in good standing under
the laws of the State of Delaware and the Portfolios
are duly and validly designated series of MIP.  MIP
and each Portfolio has the requisite power and
authority to own its property and conduct its business
as now being conducted and as proposed to be conducted
pursuant to this Agreement.
(b)	Authorization of Agreement.  The execution
and delivery of this Agreement by MIP on behalf of the
Portfolios and the conduct of business contemplated
hereby have been duly authorized by all necessary
action on the part of MIP's Board of Trustees and no
other action or proceeding is necessary for the
execution and delivery of this Agreement by the
Portfolios, or the performance by the Portfolios of
their obligations hereunder and the consummation by
the Portfolios of the transactions contemplated
hereby.  This Agreement when executed and delivered by
MIP on behalf of the Portfolios shall constitute a
legal, valid and binding obligation of MIP and the
Portfolios, enforceable against MIP and the Portfolios
in accordance with its terms.  No meeting of, or
consent by, interestholders of the Portfolios is
necessary to approve the issuance of the Interests (as
defined below) to the Funds.
(c)	Issuance of Beneficial Interest.  The
issuance by MIP of beneficial interests in the
Portfolios ("Interests") in exchange for the
Investments by the corresponding Funds of their Assets
has been duly authorized by all necessary action on
the part of the Board of Trustees of MIP.  When issued
in accordance with the terms of this Agreement and
MIP's then effective registration statement, the
Interests will be validly issued, fully paid and non-
assessable.
(d)	1940 Act Registration.  MIP is duly
registered as an open-end management investment
company under the 1940 Act and such registration is in
full force and effect.
(e)	SEC Filings; Securities Exemptions.  MIP
has duly filed all SEC Filings relating to the
Portfolios required to be filed with the SEC under the
Securities Laws.  Interests in Portfolios are not
required to be registered under the 1933 Act because
such Interests are offered solely in private placement
transactions which do not involve any "public
offering" within the meaning of Section 4(2) of the
1933 Act.  In addition, Interests in the Portfolios
are either (i) noticed or qualified for sale or (ii)
exempt from notice or qualification requirements under
applicable securities laws in those states and other
jurisdictions in which Interests are offered and sold.
All SEC Filings relating to the Portfolios comply in
all material respects with the requirements of the
applicable Securities Laws and do not, as of the date
of this Agreement, contain any untrue statement of a
material fact or omit to state any material fact
required to be stated therein or necessary in order to
make the statements therein, in light of the
circumstances under which they were made, not
misleading.
(f)	Tax Status.  Each Portfolio is taxable as
a partnership for federal income tax purposes under
the Internal Revenue Code of 1986, as amended (the
"Code").
(g)	Taxable and Fiscal Year.  The taxable and
fiscal year end of each Portfolio is December.
(h)	Insurance.  MIP has in force an errors and
commissions liability insurance policy insuring the
Portfolios against loss up to [$______] million for
negligence and wrongful acts.
1.3	Distributor.	Distributor represents and
warrants to MIP that the execution and delivery of this Agreement by Distributor have been duly authorized by all necessary action on the part of Distributor and no other action or proceeding is necessary for the execution and delivery of this Agreement by Distributor, or the performance by Distributor of its obligations hereunder.
This Agreement when executed and delivered by Distributor shall constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms.
ARTICLE II

COVENANTS

2.1	Trust.  Trust covenants that:
(a)	Advance Review of Certain Documents.
Trust will furnish MIP at least ten (10) business days
prior to the earlier of filing or first use, with
drafts of the Funds' registration statement on Form N-
lA and any amendments thereto, and alo will furnish
MIP at least one (1) business day prior to the earlier
of filing or first use, with drafts of any prospectus
or statement of additional information supplements.
In addition, Trust will furnish or will cause to be furnished to MIP at least three (3) business days prior to the earlier of filing or first use, as the
case may be, any proposed advertising or sales
literature that contains language that describes or
refers to MIP or the Portfolios and that was not
previously approved in material respects by MIP.
Trust agrees that it will include in all such Fund
documents any disclosures that may be required by law,
and that it will incorporate in all such Fund
documents any material and reasonable comments made by
MIP; provided such comments are provided by MIP to
Trust within a reasonable time prior to filing or
first use of such Fund documents.  MIP will not,
however, in any way be liable to Trust for any errors
or omissions in such documents, whether or not MIP
makes any objection thereto, except to the extent such errors or omissions result from information provided in the Portfolios' 1940 Act registration statement or otherwise provided by MIP or any service provider of
MIP for inclusion therein.  In addition, neither the
Funds nor Distributor will make any other written or
oral representations about MIP or the Portfolios other
than those contained in such documents without MIP's
prior written consent.
(b)	SEC and Blue Sky Filings.  Trust will file
all SEC Filings required to be filed with the SEC
under the Securities Laws in connection with the registration of the Funds' shares, any meetings of its shareholders, and its registration as a series of an investment company. Trust will file such similar or other documents as may be required to be filed with
any securities commission or similar authority by the
laws or regulations of any state, territory or
possession of the United States, including the
District of Columbia, in which shares of the Funds are
or will be noticed for sale ("State Filings").  The
Funds' SEC Filings will be prepared in all material
respects in accordance with the requirements of the applicable Securities Laws, and, insofar as they relate to information other than that supplied or
required to be supplied by MIP, will not, at the time
they are filed or used to offer the Funds shares,
contain any untrue statement of a material fact or
omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Funds' State
Filings will be prepared in accordance with the
requirements of applicable state and federal law and
the rules and regulations thereunder.
(c)	1940 Act Registration.  Trust will be duly
registered as an open-end management investment
company under the 1940 Act.
(d)	Tax Status.  The Funds will qualify for
treatment as regulated investment companies under
Subchapter M of the Code for any taxable year during
which this Agreement continues in effect, except to
the extent that a failure to so qualify may result
from any action or omission of the corresponding
portfolio or MIP.
(e)	Fiscal Year.  Each Fund shall take
appropriate action to adopt and maintain the same
fiscal year end as the corresponding Portfolio
(currently the last day of December).
(f)	Proxy Voting.  If requested to vote on
matters pertaining to MIP or the Portfolios, the Funds
will vote such shares in accordance with applicable
law or exemption therefrom.
(g)	Compliance with Laws.  Trust shall comply,
in all material respects, with all applicable laws,
rules and regulations in connection with conducting
its operations as a registered investment company.
(h)	Year 2000 Readiness.  Trust shall use its
best efforts to ensure the readiness of its computer systems, or those used by it in the performance of its duties, to properly process information and data from and after January 1, 2000.  Trust shall promptly
notify MIP of any significant problems that arise in connection with such readiness.
2.2	MIP.  MIP covenants that:
(a)	Signature Pages.  MIP shall promptly
provide all required signature pages to Trust for
inclusion in any SEC Filings of Trust, provided Trust
is in material compliance with its covenants and other obligations under this Agreement at the time such signature pages are provided and included in the SEC
Filing.  Trust and Distributor acknowledge and agree
that the provision of such signature pages does not constitute a representation by MIP, its Trustees or Officers, that such SEC Filing complies with the requirements of the applicable Securities Laws, or that such SEC Filing does not contain any untrue
statement of a material fact or does not omit to the
state any material fact required to be stated therein
or necessary in order to make the statements therein,
in light of the circumstances under which they were
made, not misleading, except with respect to
information provided by MIP or any service provider of
MIP for inclusion in such SEC Filing or for use by
Trust in preparing such filing, which shall in any
event include any written information obtained from
MIP's current registration statement on Form N-1A.
(b)	Redemption.  Except as otherwise provided
in this Section 2.2(b), redemptions of Interests owned
by the Funds will be effected pursuant to Section
2.2(c).  In the event a Fund desires to withdraw its
entire Investment from the corresponding Portfolio,
either by submitting a redemption request or by
terminating this Agreement in accordance with
Section 5.1 hereof, such Portfolio, unless otherwise
agreed to by the parties, and in all cases subject to Sections 17 and 18 of the 1940 Act and the rules and regulations thereunder, will effect such redemption
"in kind" and in such a manner that the securities
delivered to the Fund or its custodian for the account
of the Fund mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption. Each Portfolio further agrees that, to the extent legally possible, it will not take or cause
to be taken any action without Trust's prior approval
that would cause the withdrawal of a Fund's
Investments to be treated as a taxable event to the
Fund. The Portfolios further agree to conduct their activities in accordance with all applicable requirements of Regulation 1.731-2(e) under the Code
or any successor regulation.
(c)	Ordinary Course Redemptions.  The
Portfolios will effect redemptions of Interests in accordance with the provisions of the 1940 Act and the rules and regulations thereunder, including, without limitation, Section 17 thereof. All redemption requests other than a withdrawal of a Fund's entire Investment in the corresponding Portfolio under
Section 2.2(b) or, at the sole discretion of MIP, a withdrawal (or series of withdrawals over any three
(3) consecutive business days) of an amount that
exceeds 10% of a Portfolio's net asset value, will be effected in cash at the next determined net asset value after the redemption request is received. The Portfolios will use their best efforts to settle redemptions on the business day following the receipt
of a redemption request by a Fund and if such next
business day settlement is not practicable, will
immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.
(d)	SEC Filings.  MIP will file all SEC
Filings required to be filed with the SEC under the Securities Laws in connection with any meetings of the Portfolios' investors and its registration as an investment company and will provide copies of all such definitive filings to Trust. The Portfolios' SEC
Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain
any untrue statement of a material fact or omit to
state any material fact required to be stated therein
or necessary in order to make the statements therein,
in light of the circumstances under which they were
made, not misleading.
(e)	1940 Act Registration.  MIP will remain
duly registered as an open-end management investment
company under the 1940 Act.
(f)	Tax Status.  Based upon applicable IRS
interpretations and rulings and Treasury Regulations,
each Portfolio will continue to be treated as a
partnership for federal income tax purposes.  Each
Portfolio will continue to satisfy (i) the income test imposed on regulated investment companies under
Section 851(b)(2) of the Code and (ii) the asset test imposed on regulated investment companies under
Section 851(b)(3) of the Code as if such Sections
applied to it for so long as this Agreement continues
in effect.  MIP agrees to forward to Trust prior to
the Funds' initial Investment a copy of its opinion of counsel or private letter ruling relating to the tax status of the Portfolios and expressly agrees that
Trust and the Funds may rely upon such opinion or
ruling during the entire term of this Agreement.
(g)	Securities Exemptions.  Interests in the
Portfolios have been and will continue to be offered
and sold solely in private placement transactions
which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act or require registration or notification under any state law.
(h)	Advance Notice of Certain Changes.  MIP
shall provide Trust with at least one hundred twenty
(120) days' advance notice, or such lesser time as may
be agreed to by the parties, of any change in a
Portfolio's investment objective, and at least ninety
(90) days' advance notice, or if MIP has knowledge or
should have knowledge that one of the following
changes is likely to occur more than ninety (90) days
in advance of such event, notice shall be provided as
soon as reasonably possible after MIP obtains or
should have obtained such knowledge, of any material
change in a Portfolio's investment policies or
activities, any material increase in a Portfolio's
fees or expenses, or any change in a Portfolio's
fiscal year or time for calculating net asset value
for purposes of Rule 22c-1.
(i)	Compliance with Laws.  MIP shall comply,
in all material respects, with all applicable laws,
rules and regulations in connection with conducting
its operations as a registered investment company.
(j)	Proxy Costs.  If and to the extent that:
(i) MIP submits a matter to a vote of a Portfolio's Interestholders; and (ii) the corresponding Fund determines that it is necessary or appropriate to
solicit proxies from its shareholders in order to vote
its Interests then MIP shall assume the costs
associated with soliciting proxies from the
shareholders of the Fund.
(k) Year 2000 Readiness.  MIP shall use its
best efforts to ensure the readiness of its computer systems, or those used by it in the performance of its duties, to properly process information and data from and after January 1, 2000.  MIP shall promptly notify
Trust of any significant problems that arise in
connection with such readiness.
(l) Due Diligence Costs.  MIP agrees to pay
Distributor's expenses, including counsel fees, for a
due diligence review of MIP.  Such fees shall not
exceed $15,000
2.3	Reasonable Actions.  Each party covenants that
it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.
ARTICLE III

INDEMNIFICATION

3.1	Trust
(a)	Trust agrees to indemnify and hold
harmless MIP, the Portfolios and the Portfolios'
investment adviser, and any director/trustee, officer,
employee or agent of MIP, the Portfolio or Portfolios'
investment adviser (in this Section, each, a "Covered
Person" and collectively, "Covered Persons"), against
any and all losses, claims, demands, damages,
liabilities or expenses (including, with respect to
each Covered Person, the reasonable cost of
investigating and defending against any claims
therefor and any counsel fees incurred in connection
therewith, except as provided in subparagraph (b))
("Losses"), that:
(i)	arise out of or are based upon any
violation or alleged violation of any of the
Securities Laws, or any other applicable
statute, rule, regulation or common law, or are
incurred in connection with or as a result of
any formal or informal administrative proceeding
or investigation by a regulatory agency, insofar
as such violation or alleged violation,
proceeding or investigation arises out of or is
based upon any direct or indirect omission or
commission (or alleged omission or commission)
by Trust or by any of its trustees/directors,
officers, employees or agents, but only insofar
as such omissions or commissions relate to the
Funds; or
(ii)	arise out of or are based upon any
untrue statement or alleged untrue statement of
a material fact contained in any advertising or
sales literature, prospectus, registration
statement, or any other SEC Filing relating to
the Funds, or any amendments or supplements to
the foregoing (in this Section, collectively
"Offering Documents"), or arise out of or are
based upon the omission or alleged omission to
state therein a material fact required to be
stated therein or necessary to make the
statements therein in light of the circumstances
under which they were made, not misleading, in
each case to the extent, but only to the extent,
that such untrue statement or alleged untrue
statement or omission or alleged omission was
not made in the Offering Documents in reliance
upon and in conformity with MIP's registration
statement on Form N-1A and other written
information furnished or required to be
furnished by MIP or any service provider of MIP
to the Funds or by any service provider of MIP
for use therein or for use by the Funds in
preparing such documents, including but not
limited to any written information contained in
MIP's current registration statement on Form
N-1A;
provided, however, that in no case shall Trust
be liable for indemnification hereunder with respect
to any claims made against any Covered Person unless a
Covered Person shall have notified Trust in writing
within a reasonable time after the summons, other
first legal process, notice of a federal, state or
local tax deficiency, or formal initiation of a
regulatory investigation or proceeding giving
information of the nature of the claim shall have
properly been served upon or provided to a Covered
Person seeking indemnification.  Failure to notify
Trust of such claim shall not relieve Trust from any
liability that it may have to any Covered Person
otherwise than on account of the indemnification
contained in this Section.
(b)	Trust will be entitled to participate at
its own expense in the defense or, if it so elects, to
assume the defense of any suit brought to enforce any
such liability, but if Trust elects to assume the
defense, such defense shall be conducted by counsel
chosen by Trust.  In the event Trust elects to assume
the defense of any such suit and retain such counsel,
each Covered Person in the suit may retain additional
counsel but shall bear the fees and expenses of such
counsel unless (A) Trust shall have specifically
authorized the retaining of and payment of fees and
expenses of such counsel or (B) the parties to such
suit include any Covered Person and Trust, and any
such Covered Person has been advised in a written
opinion by counsel reasonably acceptable to Trust that
one or more legal defenses may be available to it that
may not be available to Trust, in which case Trust
shall not be entitled to assume the defense of such
suit notwithstanding its obligation to bear the fees
and expenses of one counsel to all such persons.  For
purposes of the foregoing, the parties agree that the
fact that the interests in a Portfolio are not
registered under the 1933 Act shall be deemed not to
give rise to one or more legal or equitable defenses
available to a Portfolio that are not available to the
Trust and/or Distributor. Trust shall not be required
to indemnify any Covered Person for any settlement of
any such claim effected without its written consent,
which consent shall not be unreasonably withheld or
delayed.  The indemnities set forth in paragraph (a)
will be in addition to any liability that Trust might
otherwise have to Covered Persons.
3.2	Distributor
(a)	Distributor agrees to indemnify and hold
harmless MIP, the Portfolios and the Portfolios'
investment adviser, and any director/trustee, officer,
employee or agent of MIP, the Portfolios or
Portfolios' investment adviser (in this Section, each,
a "Covered Person" and collectively, "Covered
Persons"), against any and all losses, claims,
demands, damages, liabilities or expenses (including,
with respect to each Covered Person, the reasonable
cost of investigating and defending against any claims
therefor and any counsel fees incurred in connection
therewith, except as provided in subparagraph (b))
("Losses"), that:
(i)	arise out of or are based upon any
violation or alleged violation of any of the
Securities Laws, or any other applicable
statute, rule, regulation or common law, or are
incurred in connection with or as a result of
any formal or informal administrative proceeding
or investigation by a regulatory agency, insofar
as such violation or alleged violation,
proceeding or investigation arises out of or is
based upon any direct or indirect omission or
commission (or alleged omission or commission)
by Distributor or by any of its or their
trustees/directors, officers, employees or
agents, but only insofar as such omissions or
commissions relate to the Funds; or
(ii)	arise out of or are based upon any
untrue statement or alleged untrue statement of
a material fact contained in any advertising or
sales literature, prospectus, registration
statement, or any other SEC Filing relating to
the Funds, or any amendments or supplements to
the foregoing (in this Section, collectively
"Offering Documents"), or arise out of or are
based upon the omission or alleged omission to
state therein a material fact required to be
stated therein or necessary to make the
statements therein in light of the circumstances
under which they were made, not misleading, in
each case to the extent, but only to the extent,
that such untrue statement or alleged untrue
statement or omission or alleged omission was
not made in the Offering Documents in reliance
upon and in conformity with MIP's registration
statement on Form N-1A and other written
information furnished by MIP to the Funds or by
any service provider of MIP for use therein or
for use by the Funds in preparing such
documents, including but not limited to any
written information contained in MIP's current
registration statement on Form N-1A;
provided, however, that in no case shall
Distributor be liable for Losses to the extent Trust
pays the amount of such Losses to the Covered Person
under Section 3.1(a) hereof, nor shall Distributor be
liable for indemnification hereunder with respect to
any claims made against any Covered Person unless a
Covered Person shall have notified Distributor in
writing within a reasonable time after the summons,
other first legal process, notice of a federal, state
or local tax deficiency, or formal initiation of a
regulatory investigation or proceeding giving
information of the nature of the claim shall have
properly been served upon or provided to a Covered
Person seeking indemnification.  Failure to notify
Distributor of such claim shall not relieve
Distributor from any liability that it may have to any
Covered Person otherwise than on account of the
indemnification contained in this Section.
(b)	Distributor will be entitled to
participate at its own expense in the defense or, if
it so elects, to assume the defense of any suit
brought to enforce any such liability, but if
Distributor elects to assume the defense, such defense
shall be conducted by counsel chosen by Distributor.
In the event Distributor elects to assume the defense
of any such suit and retain such counsel, each Covered
Person in the suit may retain additional counsel but
shall bear the fees and expenses of such counsel
unless (A) Distributor shall have specifically
authorized the retaining of and payment of fees and
expenses of such counsel or (B) the parties to such
suit include any Covered Person and Distributor, and
any such Covered Person has been advised in a written
opinion by counsel reasonably acceptable to
Distributor that one or more legal defenses may be
available to it that may not be available to
Distributor, in which case Distributor shall not be
entitled to assume the defense of such suit
notwithstanding its obligation to bear the fees and
expenses of one counsel to all such persons.
Distributor shall not be required to indemnify any
Covered Person for any settlement of any such claim
effected without its written consent, which consent
shall not be unreasonably withheld or delayed.  The
indemnities set forth in paragraph (a) will be in
addition to any liability that Distributor might
otherwise have to Covered Persons.
3.3	MIP.
(a)	MIP agrees to indemnify and hold harmless
Trust, the Funds, Distributor, and any affiliate of
the Trust, the Funds and/or the Distributor providing
services to Trust and/or the Funds, and any
trustee/director, officer, employee or agent of any of
them (in this Section, each, a "Covered Person" and
collectively, "Covered Persons"), against any and all
losses, claims, demands, damages, liabilities or
expenses (including, with respect to each Covered
Person, the reasonable cost of investigating and
defending against any claims therefor and any counsel
fees incurred in connection therewith, except as
provided in subparagraph (b)) ("Losses"), that:
(i)	arise out of or are based upon any
violation or alleged violation of any of the
Securities Laws, or any other applicable
statute, rule, regulation or common law or are
incurred in connection with or as a result of
any formal or informal administrative proceeding
or investigation by a regulatory agency, insofar
as such violation or alleged violation,
proceeding or investigation arises out of or is
based upon any direct or indirect omission or
commission (or alleged omission or commission)
by MIP, or any of its trustees, officers,
employees or agents; or
(ii)	arise out of or are based upon any
untrue statement or alleged untrue statement of
a material fact contained in any advertising or
sales literature, or any other SEC Filing
relating to the Portfolios, or any amendments to
the foregoing (in this Section, collectively,
the "Offering Documents") relating to the
Portfolios, or arise out of or are based upon
the omission or alleged omission to state
therein, a material fact required to be stated
therein, or necessary to make the statements
therein in light of the circumstances under
which they were made, not misleading; or
(iii)	arise out of or are based upon any
untrue statement or alleged untrue statement of
a material fact contained in any Offering
Documents relating to Trust or the Funds, or
arise out of or are based upon the omission or
alleged omission to state therein a material
fact required to be stated therein or necessary
to make the statements therein in light of the
circumstances under which they were made, not
misleading, in each case to the extent, but only
to the extent, that such untrue statement or
alleged untrue statement or omission or alleged
omission was made in reliance upon and in
conformity with written information furnished or
required to be furnished to the Funds by MIP or
any service provider of MIP for use therein or
for use by the Funds in preparing such
documents, including but not limited to any
written information contained in MIP's current
registration statement on Form N-1A.
provided, however, that in no case shall MIP be
liable for indemnification hereunder with respect to
any claims made against any Covered Person unless a
Covered Person shall have notified MIP in writing
within a reasonable time after the summons, other
first legal process, notice of a federal, state or
local tax deficiency, or formal initiation of a
regulatory investigation or proceeding giving
information of the nature of the claim shall have
properly been served upon or provided to a Covered
Person seeking indemnification.  Without limiting the
generality of the foregoing, Portfolio's indemnity to
Covered Persons shall include all relevant liabilities
of Covered Persons under the Securities Laws, as if
the Offering Documents constitute a "prospectus"
within the meaning of the 1933 Act, and MIP had
registered its interests under the 1933 Act pursuant
to a registration statement meeting the requirements
of the 1933 Act.  Failure to notify MIP of such claim
shall not relieve MIP from any liability that it may
have to any Covered Person otherwise than on account
of the indemnification contained in this Section.
(b)	MIP will be entitled to participate at its
own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if MIP elects to assume the defense, such defense shall be conducted by counsel chosen by MIP. In the event MIP elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) MIP shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and MIP, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to MIP that one or more legal defenses may be available to it that may not be available to MIP, in which case MIP shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons. MIP shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that MIP might otherwise have to Covered
Persons.
ARTICLE IV

ADDITIONAL AGREEMENTS

4.1	Access to Information.  Throughout the life of
this Agreement, Trust and MIP shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.
4.2	Confidentiality.  Each party agrees that it
shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, the Funds' or Portfolios' respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances. Each party hereto acknowledges that the provisions of this Section 4.2 shall not prevent Trust or MIP from filing a copy of this Agreement as an exhibit to a registration statement on Form N-1A as it relates to the Funds or Portfolios, respectively, and that such disclosure by Trust or MIP shall not require any additional consent from the other parties.
4.3	Obligations of Trust and MIP.  MIP agrees that
the financial obligations of Trust under this Agreement shall be binding only upon the assets of the Funds, and that except to the extent liability may be imposed under relevant Securities Laws, MIP shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Trust or the Funds, and in no case shall MIP or any covered person have recourse to the assets of any series of the Trust other than the Funds. Trust agrees that the financial obligations of MIP under this Agreement shall be binding only upon the assets of the Portfolios and that, except to the extent liability may be imposed under relevant Securities Laws, Trust shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of MIP or other classes or series of MIP.
ARTICLE V

TERMINATION, AMENDMENT

5.1	Termination.  This Agreement may be terminated
at any time by the mutual agreement in writing of all
parties, or by any party on ninety (90) days' advance
written notice to the other parties hereto; provided,
however, that nothing in this Agreement shall limit Trust's
right to redeem all or a portion of its units of the
Portfolios in accordance with the 1940 Act and the rules
thereunder.  The provisions of Article III and Sections 4.2
and 4.3 shall survive any termination of this Agreement.
5.2	Amendment.  This Agreement may be amended,
modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.
ARTICLE VI

GENERAL PROVISIONS

6.1	Expenses.  All costs and expenses incurred in
connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.
6.2	Headings.  The headings and captions contained
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
6.3	Entire Agreement.  This Agreement sets forth the
entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein. This Agreement may be amended only in a writing signed by all parties.
6.4	Successors.  Each and all of the provisions of
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.
6.5	Governing Law.  This Agreement shall be governed
by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof; provided, however, that in the event of any conflict between the 1940 Act and the laws of California, the 1940 Act shall govern.
6.6	Counterparts.  This Agreement may be executed in
any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.
6.7	Third Parties.  Except as expressly provided in
Article III, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.
6.8	Notices.  All notices and other communications
given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:

If to Trust:

Smith Barney Investment Trust
388 Greenwich Street, 22nd Floor
New York, New York 10013

If to Distributor:

CFBDS, Inc.
21 Milk Street
Boston, MA  02109-5408

If to MIP:

Chief Operating Officer
Master Investment Portfolio
c/o Stephens Inc.
111 Center Street
Little Rock, AR  72201

6.9	Interpretation.  Any uncertainty or ambiguity
existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms' length agreements.
6.10	Operation of the Funds.  Except as otherwise
provided herein, this Agreement shall not limit the authority of the Funds, Trust or Distributor to take such action as they may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of their shares.
6.11	Relationship of Parties; No Joint Venture, Etc.
It is understood and agreed that neither Trust nor Distributor shall hold itself out as an agent of MIP with the authority to bind such party, nor shall MIP hold itself out as an agent of Trust or Distributor with the authority to bind such party.
6.12	Use of Name.  Except as otherwise provided
herein or required by law (e.g., in Trust's Registration Statement on Form N-1A), neither Trust, the Funds nor Distributor shall describe or refer to the name of MIP, the Portfolios or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of MIP, nor shall MIP describe or refer to the name of Trust, the Funds or Distributor or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Trust, the Funds or Distributor, as the case may be. In no case shall any such consents be unreasonably withheld or delayed. In addition, the party required to give its consent shall have at least three (3) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.
SMITH BARNEY INVESTMENT TRUST
	on behalf of
itself and the
	Funds listed on
Schedule A


By:
	Name:
	Title:


CFBDS, Inc.


By:
	Name:
	Title:


MASTER INVESTMENT PORTFOLIO,
on behalf of itself and Master Portfolios listed on Schedule B

By:
	Name:
	Title:

SCHEDULE A


Smith Barney U.S. 5000 Index Fund
Smith Barney EAFE Index Fund


Approved:  October 13, 1999


SCHEDULE B

MASTER INVESTMENT PORTFOLIOS

International Index Master Portfolio
US Equity Index Master Portfolio


Approved:  October 13, 1999
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